INDEPENDENT  AUDITOR'S  REPORT


To  The  Board  of  Directors  of  MLM World News, Today, Inc.

We hereby consent to the use incorporated by reference in this Form S-8 of our report dated April 14, 2000 relating to the financial statements of MLM World News Today, Inc. (formerly Global-Link Enterprises, Inc.).

/s/ Jones, Jensen & Company

JONES, JENSEN & COMPANY


Salt Lake City,Utah
March 12, 2001